Exhibit 4.7
MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of         ,2007 (the “Signing Date”), between Maxcom Telecomunicaciones, S.A.B. de C.V., a public stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the United Mexican States (the “Company”), the Primary Demand Rights Holders and each of the Investors listed on the signature pages hereto.
     Certain of the parties to this Agreement are parties to a Termination Agreement of even date herewith (the “Termination Agreement”). In order to induce the Investors to enter into the Termination Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the effectiveness of the Termination Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
     Section 1. Demand Registrations.
     (a) Registration Requests. Each of Nexus, Nexus Partners I, LLC and BAS Capital Funding Corp. (“BASCFC”), as well as any transferee of at least five percent (5%) of the Registrable Securities (as adjusted to reflect any stock splits, reverse stock-splits, stock dividends and similar events) held by the BA Investors as of the Signing Date and designated in writing as such by BASCFC (a “Significant BA Transferee” and collectively with Nexus, Nexus Partners I, LLC, and BASCFC, each a “Primary Demand Rights Holder”) may, at any time and from time to time, require that the Company take, at the Company’s expense, all requisite actions necessary or advisable in the opinion of any Primary Demand Rights Holder to consummate Public Offerings, each on terms and conditions acceptable to each of the Primary Demand Rights Holders and enable each BA Investor to freely sell all (or such lesser portion as may be agreed to by such BA Investor) of its Registrable Securities. There shall be no limit as to the number of Public Offerings that may be required or otherwise requested by any of the Primary Demand Rights Holders pursuant to this Section 1. At any time following the sixth anniversary of a Qualified Public Offering and from time to time thereafter, the Grupo VAC Representative shall have the right to require that the Company take all requisite actions necessary or advisable in the opinion of the Grupo VAC Representative to consummate 1 (one) or more Public Offerings, on terms and conditions acceptable to the Grupo VAC Representative and enable each Grupo VAC Investor to freely sell all (or such lesser portion as may be agreed to by the Grupo VAC Investor) of its Registrable Securities. At the request of any Primary Demand Rights Holder at any time following a Qualified Public Offering (or at the request of the Grupo VAC Representative at any time following the sixth anniversary of a Qualified Public Offering), the Company shall use its best efforts to file with the Securities and Exchange Commission a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act registering the public offer and sale of the Registrable Securities held by the Investors. Upon receipt of a request to take action pursuant to this Section 1(a) (each such request, a “Registration Request”), the Company shall take all requisite actions, at the Company’s expense, to permit the Investors to sell, as soon as practicable, the Registrable Securities held by them pursuant to a registered Public Offering and to enable such holders to freely Transfer their Registrable Securities in the appropriate market as registered securities under applicable securities law, as soon as practicable after such Registration Request.
     (b) Notice of Demand Registration Request. Within 10 (ten) business days after receipt of a Registration Request, the Company shall give written notice thereof to each of the other Investors (a “Registration Notice”) and, shall, subject to the terms set forth in this Section 1 and further subject to any underwriter cut backs, include in such registration such number of Registrable Securities held by the Investors for which the Company has received written requests for inclusion within 15 (fifteen) business days after such Investor’s receipt of the corresponding Registration Notice.
     (c) Priority on Demand Registrations. Each Investor shall be entitled to participate in each Public Offering requested pursuant to this Section 1 (“Demand Registration”) on a pro rata basis (based on the aggregate Registrable Securities requested in writing by all Investors to be included in such Public Offering), subject to any cut backs required by the underwriters in any underwritten offering. In addition, in connection with any secondary offering of the Registrable Securities, the Investors will be entitled to participate in such secondary offering prior to any other Securityholder. If a Demand Registration relates to an underwritten offering and if the Board, Nexus and BASCFC reasonably determine, based upon the written advice of the managing underwriter(s), that the number of Equity Securities requested to be included in such offering exceeds the number of such securities which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration the number and type of Registrable Securities requested by the Investors to be included, pro rata among the Investors on the basis of the number of Registrable Securities by held by such Investors to the extent such Investors requested in writing that such Registrable Securities be included in such Public Offering.
     (d) Selection of Underwriters. In connection with any underwritten Public Offering, Nexus and BASCFC shall be entitled to select the investment banker and manager of such Public Offering (i.e., the managing underwriter). With respect to any Public Offering properly requested by the Grupo VAC Representative, Nexus and BASCFC shall consult with the Grupo VAC Representative with respect to the selection of the managing underwriter for such Public Offering.
     Section 2. Piggyback Registrations.
     (a) Right to Piggyback. Whenever the Company proposes to consummate a Public Offering (other than pursuant to a Demand Registration) and the registration form to be used for such Public Offering may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration (a “Piggyback Registration Notice”) and, subject to the terms of paragraphs 2(c) and 2(d), shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after such holders of Registrable Securities receipt of the corresponding Piggyback Registration Notice.
     (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Investors on the basis of the number of Registrable Securities held by such Investors to the extent such Investors requested in writing that such Registrable Securities be registered in such Piggyback Registration by each Investor, and (iii) third, other securities requested to be included in such registration (to the extent permitted hereby) on such basis as the Board of Directors of the Company may approve.
     (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration held by the Investors, pro rata among the Investors on the basis of the number of Registrable Securities held by such Investors to the extent such Investors requested in writing that such Registrable Securities be registered in such Piggbyback Registration by each Investor, and (ii) second, other securities requested to be included in such registration (to the extent permitted hereby) on such basis as the Board of Directors of the Company may approve.
     (d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by each of Nexus, BASCFC and the holders of a majority of the Registrable Securities included in such Piggyback Registration, which approval shall not be unreasonably withheld or delayed.
     Section 3. Holdback Agreements. If so requested by the underwriters managing any Public Offering, (i) no Investor shall, directly or indirectly, Transfer or offer or agree to Transfer (other than to Affiliates and/or equityholders of such Investor who agree to be similarly bound) any Equity Securities during the 30 (thirty) days prior to and the 180-day period beginning on the expected effective date of any registered Public Offering (other than with respect to any securities actually being sold in such Public Offering); provided, however, that following a Qualified Public Offering the lock-up period for any subsequent Public Offering shall be the 30 (thirty) days prior to and the 90-day period beginning on the expected effective date of any registered Public Offering and (ii) each Investor shall, if requested by the Company, execute a lock-up agreement consistent with the terms of the preceding clause (i), subject to the approval by each Primary Demand Rights Holder of the terms of such lock-up agreement. In each case, the Company shall use its commercially reasonable efforts to notify all record

Securityholders of the exact date of any lock-up period to which such holders are subject. Any attempted Transfer of Equity Securities in violation of these provisions shall be null and void ab initio and shall not be consented to or recognized or registered by the Company for any purpose.
     Section 4. Registration Procedures.
     (a) In connection with any Public Offering requested by a Primary Demand Rights Holder or the Grupo VAC Representative, (i) the Company shall be obligated to become a public company under the securities laws applicable to such requested Public Offering and take such additional actions as may be requested by Nexus and/or BASCFC (or, with respect to any Public Offering properly requested by an other Primary Demand Rights Holder or the Grupo VAC Representative, such additional actions as may be requested by such Primary Demand Rights Holder or the Grupo VAC Representative, as the case may be) in connection with such Public Offering or as required by applicable law to cause the Company to become a public company (including entering into underwriting agreements in customary form in connection with any registered Public Offering) and (ii) each of the Investors shall cooperate fully with the Company and the Company’s underwriters and take such additional actions as required by applicable law or as may otherwise be requested by Nexus and/or BASCFC in connection with such Public Offering (or, with respect to any Public Offering properly requested by an other Primary Demand Rights Holder or the Grupo VAC Representative, such additional actions as may be requested by such Primary Demand Rights Holder or the Grupo VAC Representative, as the case may be, in connection with such Public Offering) to cause the Company to become a public company.
     (b) The Company shall provide a transfer agent and registrar for the Equity Securities registered pursuant to a Demand Registration or Piggyback Registration.
     (c) In connection with any Demand Registration or Piggyback Registration, Nexus and BASCFC (and, with respect to any Public Offering properly requested by an other Priority Demand Rights Holder or the Grupo VAC Representative, such other Priority Demand Rights Holder or the Grupo VAC Representative, as the case may be) shall each have the right to request that any Equity Securities (at the Company’s expense) be registered at the National Registry of Securities and Intermediaries of the National Banking and Securities Commission of Mexico.
     (d) In connection with any Demand Registration or Piggyback Registration, the Company and the Investors shall use their respective reasonable best efforts to cause the Company to effect the registration of the applicable Registrable Securities and shall take all such actions to enable the Investors to sell their Registrable Securities in a public sale, or otherwise freely Transfer their Registrable without restrictions (other than any such restrictions required by the underwriters of all holders of Equity Securities participating in such offering), in accordance with the Mexican securities laws and/or, to the extent applicable, United States federal and state securities laws and others.
     (e) In connection with each Demand Registration and Piggyback Registration, the Company shall use its reasonable best efforts to cause (and each Investor shall use its reasonable best efforts to cooperate with the Company to cause) (i) the CPO Investment Trust to be amended if and to the extent necessary or appropriate to permit or otherwise implement such Public Offering and (ii) the CPO Trustee to take such actions as necessary or appropriate to permit or otherwise implement such Public Offering.
     (f) In connection with each Public Offering, the Company shall, in accordance with all applicable securities rules and regulations, (i) prepare and file with the applicable securities regulators (including, as applicable, the U.S. Securities and Exchange Commission and the National Registry of Securities and Intermediaries of the National Banking and Securities Commission of Mexico) a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to the Registrable Securities being registered in such Public Offering, (ii) use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel for BASCFC and to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of each such counsel), and (iii) include in any Public Offering being registered with the U.S. Securities and Exchange Commission on Form F-2 or Form F-3 (i.e., a “short-form registration”) such additional information as reasonably requested by any Priority Demand Rights Holder, the holders of a majority of the Registrable Securities registered under the applicable registration statement or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws.
     (g) In connection with each Public Offering, the Company shall use its best efforts to cause such Registrable Securities to be registered in such Public Offering to be registered with or approved by all applicable Mexican and other governmental agencies and authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.
     (h) If requested by a Primary Demand Rights Holder, or the managing underwriter of a Public Offering, the Company shall use its best efforts to obtain (i) a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters, and the Company shall use its best efforts to cause such cold comfort letter to also be addressed to the holders of the Registrable Securities to be included in such Public Offering and (ii) an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of the Registrable Securities to be included in such Public Offering.
     (i) In connection with each Public Offering, the Company shall promptly notify each Primary Demand Rights Holder of any stop order that is issued or threatened to be issued by any applicable securities regulator or securities commission with jurisdiction over such Public Offering, as well as take all reasonable actions required to prevent the entry of such stop order and to remove such stop order if entered.
     (j) In connection with each Public Offering, the Company shall assist each Investor in connection with such Public Offering and shall furnish all information (including,

without limitation, financial information regarding the Company) which Nexus, BASCFC or such Investor or the managing underwriters deem necessary or desirable to be included or otherwise disclosed in any prospectus to be distributed in connection with such public sale. In furtherance of the foregoing, the Company shall notify each Investor participating in a Public Offering, (i) promptly after the Company receives notice thereof, of the date and time when the registration statement for such Public Offering and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under applicable U.S., Mexican and local securities laws or any exemption thereunder has been obtained, (ii) promptly after the Company’s receipt thereof, of any request by any securities regulators or securities commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating to such Public Offering is required to be delivered under applicable securities law, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Investor, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.
     (k) In connection with any Demand Registration or Piggyback Registration, upon the reasonable request of any Investor, the Company shall, at its expense, provide such Investor a reasonable number of copies of the registration statement and prospectus relating to the registered Equity Securities of the Company.
     Section 5. Registration Expenses.
     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation (i) all registration, qualification and filing fees, (ii) all fees and expenses of compliance with securities or blue sky laws, (iii) all printing expenses, messenger and delivery expenses, (iv) all fees and disbursements of custodians, and (v) all fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be paid by the Company. For purposes of clarification, Registration Expenses also include, without limitation, (i) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (ii) the expense of any annual audit or quarterly accounting review, (iii) the expense of any liability insurance and (iv) the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.
     (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall, upon request, reimburse (i) the Primary Demand Right Holders and the BA Investors for all fees and expenses (including, without limitation, legal fees and expenses) incurred by the Primary Demand Rights Holders and the BA Investors in connection with such Demand Registration or Piggyback Registration and (ii) the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.
     (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder (other than any Primary Demand Rights Holder and the BA Investors) shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration (other than any Primary Demand Rights Holder and the BA Investors) in proportion to the aggregate selling price of the securities to be so registered.
     Section 6. Indemnification.
     (a) The Company agrees to indemnify, to the maximum extent permitted by law, each Indemnified Party against all losses, claims, actions, damages, liabilities and expenses caused by any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof, addendum thereto or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any applicable securities laws or any securities rule or regulation promulgated thereunder (including, without limitation, all applicable Mexican and U.S. securities laws) applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each Indemnified Party, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
     (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is specifically contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
     (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this paragraph 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
     (e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive any transfer of securities.
     (f) No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
     Section 7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters, provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
     Section 8. Definitions.
     (a) “Affiliate” of any Person means any other Person controlling, controlled by or under common control with such particular Person, and “control” means the possession, directly or indirectly, of the power to direct the management, policies, assets and ownerships of a Person, whether through the ownership of voting securities, contract or otherwise.
     (b) “Aguirre Group Investors” means, collectively, Adrian Aguirre G., Maria Guadalupe Aguirre G. and Maria Elena Aguirre G., and their respective permitted successors in interest and Permitted Transferees.
     (c) “BA Investors” means, collectively, BankAmerica Investment Corporation, BASCFC-Maxcom Holdings I, LLC, BAS Capital Funding Corporation, Nexus-Maxcom Holdings I, LLC, Nexus-Banc of America Fund II, L.P., and their respective successors in interest, Permitted Transferees and each Significant BA Transferee.
     (d) “Board” means the Company’s board of directors.
     (e) “CPO” means a certificate of participation issued to a beneficiary of the trust established pursuant to the CPO Investment Trust Agreement.
     (f) “CPO Investment Trust” means that certain Irrevocable Investment Trust established pursuant to the CPO Investment Trust Agreement.

     (g) “CPO Investment Trust Agreement” means that certain Irrevocable Investment Trust Agreement, dated as of                     , 2007, by and among the Company and the bank initially appointed by Company as the trustee thereunder, as such agreement may be amended from time to time thereafter pursuant to its terms and the restrictions set forth in the Company Bylaws.
     (h) “CPO Trustee” means the trustee of the CPO Investment Trust, and any successor-in-interest thereto appointed in accordance with the applicable provisions of the CPO Investment Trust Agreement.
     (i) “Equity Securities” means any equity securities of an issuer or debt securities of an issuer with equity features or other securities exercisable or convertible into equity securities of such issuer or any of its subsidiaries (including, without limitation, Options) or any other securities of such issuer containing any profit participation features (including, without limitation, stock appreciation rights and phantom stock).
     (j) “Family Group” with respect to a natural person, means such natural person’s spouse, parents, siblings and descendents (whether natural or adopted) and any trust solely for the benefit of such natural person and/or such natural person’s spouse and/or descendents (whether natural or adopted).
     (k) “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.
     (l) “Grupo VAC Investors” means Eduardo Vázquez Arroyo Carstens, Gabriel Agustín Vázquez Arroyo Carstens, Alina Georgina Carstens de Vázquez Arroyo, Telereunión International, S.A. de C.V., Controladora Profesional Regiomontana, S.A. de C.V., and their respective successors in interest and Permitted Transferees.
     (m) “Grupo VAC Representative” means Eduardo Vázquez Arroyo Carstens so long as he is a Grupo VAC Investor, and thereafter, such person as designated in writing to the Company by the Grupo VAC Investors holding a plurality of all Registrable Securities held of record by the Grupo VAC Investors.
     (n) “Indemnified Party” means each holder of Registrable Securities, such holder’s Affiliates, Qualified Affiliates and each other Person who controls such holder (within the meaning of the Securities Act), as well as their respective officers, directors and employees.
     (o) “Investors” means the Aguirre Group Investors, BA Investors and the Grupo VAC Investors
     (p) “Nexus” means, collectively, Nexus-Maxcom Holdings I, LLC and Nexus Banc of America Fund II, L.P. (together with any successor in interest).
     (q) “Option” means a right, option or warrant to subscribe for or to purchase any series of Shares.

     (r) “Permitted Transferee” means (i) in the case of an individual Securityholder, such Securityholder’s descendants and among such Securityholder’s Family Group; (ii) in the case of any Securityholder other than BA Investors and/or Bank of America, such Securityholder’s Qualified Affiliates; provided, however, that if such Qualified Affiliate ceases to be a Qualified Affiliate, such Qualified Affiliate rights pursuant to this Agreement shall terminate and (iii) in the case of the BA Investors and/or Bank of America, its Qualified Affiliates.
     (s) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.
     (t) “Public Offering” means the consummation of a public offering (whether a primary or a secondary offering) registered under the Mexican securities laws, rules and regulations or the Securities Act of Shares, CPOs, certificates of participation, American depositary receipts or other similar securities representing an economic ownership interest in Shares.
     (u) “Qualified Affiliate” of any Person means (i) any other Person 90% or more of whose equity and other voting securities are beneficially owned by such Person or (ii) any other Person who beneficially owns 90% or more of the equity and other voting securities of such Person (it being understood that, notwithstanding the foregoing, each of the BA Investors, Nexus Partners I, LLC (and any private equity fund managed by Nexus Partners I, LLC) and any Affiliate of Bank of America in which Bank of America holds, directly or indirectly, at least a majority of the economic interests thereof shall be deemed to be Qualified Affiliates of one another).
     (v) “Qualified Public Offering” means a Public Offering that yields aggregate net proceeds to the Company of at least U.S.$50,000,000 (fifty million U.S. dollars).
     (w) “Registrable Securities” means any Shares (or certificates of participation, American Depositary Receipts or other similar securities representing an economic ownership interest in Shares) held by an Investor. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a Public Offering or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.
     (x) “Securities Act” means the Securities Act of 1933, as amended.
     (y) “Securityholder” means any shareholder of the Company.

     (z) “Significant BA Transferee” has the meaning set forth in Section 1.
     (aa) “Shares” means, at any given time, collectively, the (i) Company’s Series A Shares and (ii) any subsequently authorized series or class of capital stock of the Company.
     (bb) “Transfer” means, with respect to any interest, any direct or indirect sale, exchange, transfer, assignment, pledge or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any such interest (including, without limitation, a beneficial interest in such interest).
     Section 9. Miscellaneous.
     (a) No Inconsistent Agreements; No Other Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any Equity Securities of the Company, or any securities convertible or exchangeable into or exercisable for such Equity Securities, without the prior written consent of Bank of America.
     (b) Adjustments Affecting Registrable Securities. Unless otherwise specifically consented to in writing by BASCFC (and, if such action or change occurs following the sixth anniversary of a Qualified Public Offering, also consented to in writing by the Grupo VAC Representative), the Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).
     (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party hereto shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
     (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and BASCFC so long as the BA Investors collectively beneficially hold at least five percent (5%) of the Registrable Securities held by the BA Investors as of the Signing Date (as adjusted to reflect any stock splits, reverse stock-splits, stock dividends and similar events). At any time that the BA Investors no longer beneficially holds, at least five percent (5%) of the Registrable Securities owned by the BASCFC Investors as of the Signing Date (as adjusted to reflect any stock splits, reverse stock-splits, stock dividends and similar events), then this Agreement may thereafter be amended or waived only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding anything herein to the contrary, in the event of a liquidation or dissolution of Nexus-Banc of America Fund II, L.P., all of the rights of Nexus hereunder shall be allocated to BASCFC and BASCFC may, without the consent of any other party hereto, amend this agreement, in its sole discretion, to assign and allocate the rights and obligations of Nexus hereunder that would otherwise be allocated to BASCFC to one or more Significant BA Transferees. At such time as Nexus has been dissolved or liquidated and BASCFC no longer holds any Registrable Securities, any rights that BASCFC may then hold hereunder shall be assigned to Nexus Partners I, LLC if Nexus Partners I, LLC then still holds any Registrable Securities.
     (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Investors are also for the benefit of, and enforceable by, any Permitted Transferee.
     (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
     (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
     (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     (i) Governing Law. THIS AGREEMENT, ITS INTERPRETATION AND ENFORCEABILITY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE LAWS OF CONFLICT) OF THE STATE OF ILLINOIS, UNITED STATES OF AMERICA. Any legal action or proceeding to enforce the obligation of any party to resolve any dispute in accordance with Section 9(j) or to enforce an order or award made pursuant to an arbitration under Section 9(j) may be brought in (i) the courts of the State of Illinois, United States of America, (ii) the courts of the United States for the Northern District of Illinois, or (iii) the courts of the corporate domicile of each party hereto, including, without limitation ,the courts of Mexico, D.F. and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of each of the aforesaid courts. The Company, each Existing Securityholders and each Additional Securityholders not resident in or organized under the laws of the United States each hereby irrevocably appoints CT Corporation (the “Process Agent”) (a process agent service company located in the United States at 208 S. LaSalle Street, Chicago, Illinois, 60604), as its authorized agent for service of process in any such court and notice under this Agreement and agrees to maintain such appointment for so long as any Investor owns any Securities and to further evidence such appointment in an escritura pública executed before a notary public in Mexico and hereby waives any right to which it be entitled on account of its place of residence or domicile. The Company shall pay all expenses in connection with such appointment of CT Corporation as the Company’s and such Existing Securityholder’s and Additional Securityholder’s agent. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party or that service of process or venue is improper, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party or that venue or service of process is improper or that the action has been brought in an inconvenient forum. Nothing herein shall affect the right of any Investor to serve process in any other manner permitted by law.
     (j) Arbitration. If any dispute or claim arises out of this Agreement, or as to the rights and liabilities of the parties hereunder, or as to the breach or invalidity hereof, or in connection with the construction of this Agreement, including any dispute, claim or difference as to whether an issue can be arbitrated, the parties shall settle such dispute exclusively by binding arbitration by an arbitrator appointed by the International Chamber of Commerce in accordance with the rules of the International Chamber of Commerce in New York City in effect as of the date of commencement of the arbitration. The arbitration shall be commenced by the delivery of written notice by the party seeking arbitration to the other parties to the dispute, shall be held in New York City, New York, unless the parties mutually agree to have the arbitration held elsewhere, shall be conducted solely in the English language, shall utilize the English versions of all of the Transaction Agreements, the Company Bylaws, and this Agreement and judgment upon the award made therein may be entered by any court having jurisdiction there over; provided, however, that nothing contained in this Section 9(j) shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction in the United States or Mexico solely for the purpose of enforcing any final judgment or award made pursuant to an arbitration under this Section 9(j) or enforcing the obligation of any other party hereto to resolve any dispute in accordance with this Section 9(j). Notwithstanding anything to the contrary in this Agreement, the unsuccessful party in any such arbitration proceeding shall pay to the successful parties all costs and expenses incurred by the successful party in connection with such arbitration proceeding, including all costs and expenses of outside counsel and all reasonable costs and expenses of their advisers.
     (k) Governing Language. This Agreement has been negotiated and executed by the parties hereto in English. A Spanish translation of this Agreement has been prepared solely for convenience. As among the Company and the Securityholders, in the event of any inconsistency between or among the non-English and the English versions of this Agreement and any other Transaction Agreement or this Agreement, the provisions of the English version shall prevail.
     (l) Acknowledgment re Kirkland & Ellis LLP. Maxcom, Nexus, BASCFC, Bankamerica Investment Corporation and certain other of the BA Investors have retained

Kirkland & Ellis LLP in connection with this Agreement and may in the future retain Kirkland & Ellis LLP in connection with the matters contemplated by this Agreement. Each of the other Securityholder understands that Kirkland & Ellis LLP is not representing and shall not be deemed to be representing any of such other Securityholder in connection with this Agreement or other matters contemplated by this Agreement unless and until (i) specifically requested by such other Securityholder and agreed to by Kirkland & Ellis LLP, and (ii) such other Securityholder signs a written retention and conflict waiver letter provided by Kirkland & Ellis LLP.
     (m) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; provided that such notice under this clause (ii) shall not be effective unless within one business day of the notice a copy of such notice is dispatched to the recipient by first class mail, return receipt requested, or reputable overnight courier service (charges prepaid), (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) five days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Registrable Securities as of the date hereof to the address set forth under such Person’s signature on the signature pages hereto and to any other party subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change its address for receipt of notice by providing sending prior written notice of the change to the sending party.
C. Guillermo Gonzalez Camarena No. 2000, Penthouse
Col. Centro de Ciudad Santa Fe
C.P. 01210 Mexico, D.F.
Attention: Chief Financial Officer
With a copy to: General Counsel
Telecopy: 52-55-5147-8655
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
* * * * *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MAXCOM TELECOMUNICACIONES, S.A. de C.V.

By:
Name:
Its:

Address:
C. Guillermo Gonzalez Camarena No. 2000, Penthouse
Col. Centro de Ciudad Santa Fe
C.P. 01210 Mexico, D.F.
Telecopy: 52-55-5147-8655
Attention: Chief Executive Officer
With a copy to: General Counsel

With an additional copy to:

Nexus-Banc of America Fund II, L.P.
c/o Nexus Partners I, LLC
400 Skokie Boulevard — Suite 265
Northbrook, Illinois 60062, U.S.A.
Telecopy: (847) 480-4409
Attention: Jacques Gliksberg
Signature Page to
Registration Rights Agreement

NEXUS PARTNERS I, LLC

By:
Name:
Its:

Address:
400 Skokie Boulevard — Suite 265
Northbrook, IL 60062
Telecopy: (847) 480-4409
Attention: Jacques Gliksberg

BANKAMERICA INVESTMENT CORPORATION

By:

Name:
Its:

Address:
c/o Nexus Partners LLC
400 Skokie Boulevard — Suite 265
Northbrook, IL 60062
Telecopy: (847) 480-4409
Attention: Jacques Gliksberg

BAS CAPITAL FUNDING CORPORATION

By:

Name:
Its:

Address:
c/o Nexus Partners LLC
400 Skokie Boulevard — Suite 265
Northbrook, IL 60062
Telecopy: (847) 480-4409
Attention: Jacques Gliksberg
Signature Page to
Registration Rights Agreement

BASCFC-MAXCOM HOLDINGS I, LLC

By: BAS Capital Funding Corporation
Its: Manager

By:

Name:
Its:

Address:
c/o BAS Capital Funding Corporation
c/o Nexus Partners LLC
400 Skokie Boulevard — Suite 265
Northbrook, IL 60062
Telecopy: (847) 480-4409
Attention: Jacques Gliksberg

NEXUS-MAXCOM HOLDINGS I, LLC

By: Nexus-Banc of America Fund II, L.P.
Its: Manager

By: Nexus Partners II, L.P.
Its: General Partner

By: Nexus Partners I, LLC
Its: General Partner

By:

Name: Jacques Gliksberg
Its: Manager

Address:
c/o Nexus Partners I, LLC
400 Skokie Boulevard — Suite 265
Northbrook, IL 60062
Telecopy: (847) 480-4409
Attention: Jacques Gliksberg
Signature Page to
Registration Rights Agreement

NEXUS-BANC OF AMERICA FUND II, L.P.,

By: Nexus Partners II, L.P.
Its: General Partner

By: Nexus Partners I, LLC
Its: General Partner

By:

Name: Jacques Gliksberg
Its: Manager

Address:
c/o Nexus Partners I, LLC
400 Skokie Boulevard — Suite 265
Northbrook, IL 60062
Telecopy: (847) 480-4409
Attention: Jacques Gliksberg
Signature Page to
Registration Rights Agreement

Adrian Aguirre G.
Address:

Maria Guadalupe Aguirre G.
Address:

Maria Elena Aguirre G.
Address:
Signature Page to
Registration Rights Agreement

Eduardo Vázquez Arroyo Carstens
Address:

Gabriel Agustín Vázquez Arroyo Carstens
Address:

Alina Georgina Carstens de Vázquez Arroyo
Address:

TELEREUNIÓN INTERNATIONAL, S.A. DE C.V.

By:

Name:
Its:

CONTROLADORA PROFESIONAL REGIOMONTANA, S.A. DE C.V.,

By:

Name:
Its:
Signature Page to
Registration Rights Agreement